FORM 8-K                                                  Page 1 of 2


SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549




FORM 8-K


CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)   April 7, 2000

Dover Downs Entertainment, Inc.
_______________________________________________________
(Exact name of registrant as specified in its charter)



Delaware                             1-11929             51-0357525
___________________________________________________________________
(State or other jurisdiction    (Commission       (IRS Employer
of incorporation)           File number)    Identification No.)


1131 North DuPont Highway, Dover, Delaware 19901
________________________________________________________
(Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code  (302) 674-4600

FORM 8-K                                                  Page 2 of 2

Item 1.   Change of Control.

By press release dated April 5, 2000 Dover Downs Entertainment, Inc. ("the Company") announced the passing of John W. Rollins, Sr., the Company's founder and Chairman, and expressed its deepest sympathies to the Rollins family.

Letters Testamentary upon the Estate of John W. Rollins, Sr. were in due form of law granted unto Henry B. Tippie, Vice Chairman of the Board of the Company, on April 7, 2000. All shares of Class A Common Stock previously owned by Mr. Rollins are now part of the Estate pending their distribution under the Last Will and Testament of Mr. Rollins. As a result, control of the Company has passed to Mr. Tippie, who, as executor of the Estate, individually and as a co-trustee, controls in excess of 50% of the total voting power of the Company.


                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              Dover Downs Entertainment, Inc.



DATE:   April 13, 2000        BY:/s/  Klaus M. Belohoubek
                                   Klaus M. Belohoubek
                                   Vice President - General Counsel
                                   and Secretary